                                                                   Exhibit 20.2
                                                                   Page 1 of 6


                 MONTHLY SERVICER AND SETTLEMENT CERTIFICATE #24

                            DEALER NOTE MASTER TRUST


                              CLASS A, DEALER NOTE
                           ASSET BACKED CERTIFICATES
                                 SERIES 1997-1


Under the Series 1997-1 Supplement dated as of August 19, 1997 (the "Supplement") by and among Navistar Financial Corporation, ("NFC"), Navistar Financial Securities Corporation ("NFSC") and The Bank of New York, as trustee (the "Master Trust Trustee") to the Pooling and Servicing Agreement dated as of June 8, 1995 (as amended and supplemented, the "Agreement") by and among NFC, NFSC, the Master Trust Trustee and The Chase Manhattan Bank, as 1990 Trust Trustee, the Master Trust Trustee is required to prepare certain information each month regarding current distributions to certain accounts and payments to Series 1997-1 Certificateholders as well as the performance of the Master Trust during the previous month. The information which is required to be prepared with respect to the Distribution Date of October 25, 1999, the Transfer Date of October 22, 1999 and with respect to the performance of the Master Trust during the Due Period ended on September 30, 1999 and the Distribution Period ended October 25, 1999 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Master Trust as a whole. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement and the Supplement .

1.    NFC is Servicer under the Agreement.

2.    The undersigned is a Servicing Officer

3.    Master Trust Information:

      3.1   The amount of the Advance, if any, for the Due            295,769.43
            Period

      3.2   The amount of NITC Finance Charges for the Due          3,310,124.77
            Period

      3.3   The average daily balance of Dealer Notes             953,889,638.42
            outstanding during the Due Period

      3.4   The total amount of Advance Reimbursements for                  0.00
            the Due Period

      3.5   The aggregate principal amount of Dealer Notes        352,754,807.91
            repaid during the Due Period.

      3.6   The aggregate principal amount of Dealer Notes        359,068,286.00
            purchased by the Master Trust during the Due
            Period.

      3.7   The amount of the Servicing Fee for the Due               806,419.63
            Period.


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                                                                   Exhibit 20.2
                                                                   Page 2 of 6


      3.8   The average daily Master Trust Seller's               353,889,638.42
            Interest during the Due Period.

      3.9   The Master Trust Seller's Interest as of the          367,703,554.93
            Distribution Date (after giving effect to the transactions set forth in Article IV of the Supplement).

      3.10  The aggregate amount of Collections for the           359,967,386.36
            Due Period.

      3.11  The aggregate amount of Finance Charge                  7,212,578.45
            Collections for the Due Period.

      3.12  The aggregate amount of Principal Collections         352,754,807.91
            for the Due Period.

      3.13  The amount of Dealer Note Losses for the Due                    0.00
            Period.

      3.14  The aggregate amount of Dealer Notes as of the        967,703,554.93
            last day of the Due Period.

      3.15  The aggregate amount of funds on deposit in                     0.00
            the Excess Funding Account as of the end of the last day of the Due Period (after giving effect to the transactions set forth in
            Article IV of the Supplement and Article IV of the Agreement.

      3.16  Eligible Investments in the Excess Funding
            Account:

            a.  The aggregate amount of funds invested in                   0.00
                Eligible Investments.

            b.  Description of each Eligible Investment.                    0.00

            c.  The rate of interest applicable to each                    0.00%
                such Eligible Investment.

            d.  The rating of each such Eligible Investment                 0.00

      3.17  The aggregate amount of Dealer Notes issued to         13,895,576.87
            finance OEM Vehicles, as of the end of the Due
            Period.

      3.18 The Dealers with the five largest aggregate outstanding principal amounts of Dealer Notes in the Master Trust as of the end of the Due
            Period.
            i)       Hoglund Bus Company
            ii)      Interstate Motor Trucks
            iii)     Prairie International
            iv)       KCR
            v)       Southwest International

                                                                   Exhibit 20.2
                                                                   Page 3 of 6


      3.19  Aggregate amount of delinquent principal                       0.17%
            payments (past due greater than 30 days) as a percentage of the total principal amount outstanding, as of the end of the Due Period.


4.0   Series 1997-1 Information

      4.1    The Deficiency Amount as of the Transfer Date                  0.00
             (after giving effect to the transactions set forth in Article IV of the Supplement).

      4.2a   The Maximum Subordinated Amount as of the             31,000,000.00
             Transfer Date (after giving effect to the transactions set forth in Article IV of the Supplement).

      4.2b   The Available Subordinated Amount as of the           31,000,000.00
             Transfer Date (after giving effect to the transactions set forth in Article IV of the Supplement)

      4.3    The Projected Spread for the following                 2,500,000.00
             Distribution Period.

      4.4    The amount on deposit in the Spread Account            2,500,000.00
             as of the Transfer Date (after giving effect to the transactions set forth in Article IV of the Supplement).

      4.5    The aggregate amount on deposit in the                         0.00
             Liquidity Reserve Account as of the Transfer
             Date (after giving effect to the transactions set forth in Article IV of the Supplement.

      4.6    The Invested Amount as of the Distribution           200,000,000.00
             Date (after giving effect to the transactions set forth in Article IV of the Supplement and to the payments made on the Distribution
             Date).

      4.7    The amount of Series Allocable Dealer Notes                    0.00
             Losses for the Due Period.

      4.8    The amount of Series Allocable Finance Charge          2,383,757.18
             Collections for the Due Period.

      4.9    The amount of Series Allocable Principal             116,585,464.01
             Collections for the Due Period.

      4.10   The amount of Series Principal Account Losses                  0.00
             for the Due Period.

      4.11   The amount of Investor Dealer Note Losses for                  0.00
             the Due Period.

      4.12   The amount of Investor Finance Charge                  1,490,563.36
             Collections for the Due Period.

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                                                                   Exhibit 20.2
                                                                   Page 4 of 6


      4.13   The amount of Investor Principal Collections          72,900,890.65
             for the Due Period.

      4.14   The amount of Available Certificateholder's            1,506,035.77
             Interest Collections for the Due Period.

      4.15   The amount of Series 1997-1 Shared Principal          72,900,890.65
             Collections for the Due Period.

      4.16   The aggregate amount of the Series 1997-1                      0.00
             Principal Shortfall, if any, for the Due
             Period.

      4.17   The Seller's Percentage for the Due Period.                  37.47%

      4.18   The Excess Seller's Percentage for the Due                   27.78%
             Period.

      4.19   The aggregate amount of Seller's Principal            43,684,573.37
             Collections for the Due Period.

      4.20   The amount of Available Seller's Finance                 302,498.79
             Charge Collections for the Due Period.

      4.21   The aggregate amount of Available Seller's            11,297,131.46
             Principal Collections for the Due Period.

      4.22   The aggregate amount of Excess Seller's               32,387,441.90
             Principal Collections for the Due Period

      4.23   The Controlled Amortization Amount, if                         0.00
             applicable, for the Due Period.

      4.24   The Minimum Series 1997-1 Master Trust                37,000,000.00
             Seller's Interest as of the Distribution Date
             (after giving effect to the transactions set forth in Article IV of the Supplement).

      4.25   The Series 1997-1 Allocation Percentage for                  33.05%
             the Due Period.

      4.26   The Floating Allocation Percentage for the                   62.53%
             Due Period.

      4.27   The Principal Allocation Percentage, if                       0.00%
             applicable, for the Due Period.

      4.28   The total amount, if any, to be distributed            1,027,850.45
             on the Series 1997-1 Certificates on the Distribution Date.

      4.29   The total amount, if any, to be distributed                    0.00
             on the Series 1997-1 Certificates on the Distribution Date allocable to the Invested
             Amount.

      4.30   The total amount, if any, to be distributed              861,194.44
             on the Series 1997-1 Certificates on the Distribution Date allocable to interest on the Series 1997-1 Certificates.

                                                                   Exhibit 20.2
                                                                   Page 5 of 6


      4.31   The Draw Amount as of the Transfer Date.                       0.00

      4.32   The amount of Investor Charge-Offs as of the                   0.00
             Transfer Date.

      4.33   The amount of reimbursement of Investor                        0.00
             Charge-Offs as of the Transfer Date.

      4.34   The amount of the Investor Servicing Fee to              166,656.01
             be paid on such Distribution Date.

      4.35   The aggregate amount of funds on deposit in                    0.00
             the Series Principal Account as of the end of the last day of the Due Period (after giving effect to the payments and adjustments made pursuant to Article IV of the Supplement and of the Agreement).

      4.36   The aggregate amount of funds on deposit in            2,500,000.00
             the Spread Account as of the end of the last day of the Due Period (after giving effect to payments and adjustments made pursuant to
             Article IV of the Supplement and the
             Agreement).

      4.37   Eligible Investments in the Series Principal
             Account:

             a.  The aggregate amount of funds invested in                  0.00
                 Eligible Investments.

             b.  Description of each Eligible Investment:                     NA

             c.  The rate of interest applicable to each                _______%
                 such Eligible Investment.

             d.  The rating of each such Eligible                             NA
             Investment.

      4.38   Eligible Investments in the Liquidity Reserve
             Account:

             a.  The aggregate amount of funds invested in                  0.00
                 Eligible Investments.

             b.  Description of each Eligible Investment:                     NA

             c.  The rate of interest applicable to each                _______%
                 such Eligible Investment.

             d.  The rating of each such Eligible                             NA
             Investment.

      4.39   The amount of Excess Interest Collections for            478,185.32
             the Due Period.

                                                                   Exhibit 20.2
                                                                   Page 6 of 6


      4.40   The amount of Investor Principal Collections          72,900,890.65
             treated as Shared Principal Collections for the Due Period.

      4.41   The amount of Excess Interest Collections for                  0.00
             the Due Period Allocated to other Series.

      4.42   The amount of Investor Principal Collections                   0.00
             treated as Shared Principal Collections for the Due Period allocated to Other Series.

      4.43   The percentages and all other information                        NA
             calculated pursuant to Sections 6.01 of the Supplement.

      4.44   The amount of Remaining Available Seller's                     0.00
             Principal Collections for the Due Period.

      4.45   The amount of Series 1997-1 Shared Seller's           43,684,573.37
             Principal Collections for the Due Period.

      4.46   The aggregate amount of Shared Seller's                        0.00
             Principal Collections from Other Series for the Due Period.

      4.47   The amount of all Shared Seller's Principal                    0.00
             Collections allocated to Series 1997-1 for the Due Period.

      4.48   The aggregate amount of all Shared Seller's                    0.00
             Principal Collections allocated to Other
             Series for the Due Period.

      4.49   The aggregate amount of all Early                                NA
             Distribution Amounts paid or deemed paid for the Distribution Period.



IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 8th day of October, 1999.



                                   NAVISTAR FINANCIAL CORPORATION,
                                   As Servicer


                                   By:  R. Wayne Cain
                                   Vice President & Treasurer